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Exhibit 32.1

SECTION 1350 CERTIFICATIONS

        This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

        The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Behringer Harvard Opportunity REIT II, Inc. (the "Company"), each hereby certify, to their knowledge:

        The Annual Report on Form 10-K of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        Dated this 27th day of March, 2013.

/s/ MICHAEL J. O'HANLON Michael J. O'Hanlon Chief Executive Officer and Director
/s/ ANDREW J. BRUCE Andrew J. Bruce Chief Financial Officer

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  Exhibit 32.1
SECTION 1350 CERTIFICATIONS